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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) February 26, 2001



                                 NIKE, INC.
             (Exact name of registrant as specified in its charter)


         Oregon                   1-10635                  93-0584541
(State of incorporation)      (Commission File           (IRS Employer
                                   Number)              Identification No.)

One Bowerman Drive, Beaverton, Oregon                      97005-6453
(Address of principal executive offices)                   (Zip Code)

                              (503) 671-6453
             (Registrant's telephone number, including area code)


Item 5.  OTHER EVENTS

Today NIKE, Inc. issued the following press release:

NIKE REVISES THIRD QUARTER AND FISCAL YEAR 2001 EPS GUIDANCE

Beaverton, OR (February 26, 2001) -- NIKE, Inc. (NYSE: NKE) today reported that it expects to earn between $0.34 and $0.38 per share for the third quarter ending February 28, 2001, versus its previously stated guidance of $0.50 to $0.55 per share. The Company reaffirmed its previously announced earnings per share guidance for the fourth quarter ending May 31, 2001 of $0.60 to $0.65 per share. While the Company does not expect to achieve its mid-teens earnings per share growth target, it does anticipate positive earnings per share growth for the full fiscal year.*

Philip H. Knight, Chairman and CEO, said, "We were anticipating a flat year-over-year third quarter largely because of weakness in our U.S. footwear revenues. During the quarter, we also experienced complications arising from the impact of implementing our new demand and supply planning systems and processes which resulted in product shortages and excesses as well as late deliveries. While we are disappointed by the impact it has had on our third quarter, we believe that we have addressed the issues around this implementation and that over the long term, we will achieve significant financial and organizational benefit from our global supply chain initiative."*

Mr. Knight continued, "Nike's business is healthy in every area except one. We are enjoying strong results in all of our international regions, and in U.S. apparel and equipment; however, our U.S. footwear business continues to pose challenges. The recent success of NikeShox, our Women's Initiative, and Presto provide encouraging signs that our U.S. footwear strategy is taking hold, but we have more work to do. We intend to build on this success by aggressively targeting growth in our share of the important, but under-served, mid-priced segment of the market. Overall, I am confident in both our strategy and our ability to achieve positive, sustainable results for our U.S. footwear business. Combined with the robust strength of our international business, we will strive to deliver strong returns and long-term value."

Nike will conduct a conference call today at 5:00 p.m. EST. All those interested may participate by dialing 212.896.6008 after 4:45 p.m. EST.

The call will also be webcast live at www.NikeBiz.com. The complete text of the release will be available on First Call and Bloomberg and on the Internet at www.prnewswire.com/cnoc/exec/menu?622104 or www.NikeBiz.com.

The conference call will be available for replay beginning Monday, February 26, at 7:00 p.m. EST through Thursday, March 1, at 7:00 p.m. EST. From U.S. locations, dial 800.633.8284 and enter reservation number 18114766 when instructed to do so. From international locations, dial
858.812.6440. A replay of the call will also be available at www.NikeBiz.com.


NIKE, Inc., based in Beaverton, Oregon, is the world's leading designer and marketer of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly owned Nike subsidiaries include Bauer NIKE Hockey Inc., the world's leading manufacturer of hockey equipment; Cole Haan(R), which markets a line of high-quality men's and women's dress and casual shoes; and NIKE Team Sports, Inc., which markets a full line of licensed apparel.

*The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by
NIKE, Inc. with the S.E.C., including Forms 8-K, 10-Q, and 10-K.   Some
forward-looking statements in this release may concern changes in futures orders that are not necessarily indicative of changes in total revenues for subsequent periods due to the mix of futures and "at once" orders, which may vary significantly from quarter to quarter.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  February 26, 2001


                                         By /s/ Donald W. Blair
                                           Chief Financial Officer